UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2014

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Remark Media, Inc. (the “Company”) awarded 275,000 shares of the Company’s common stock to Pacific Star Capital Management LP (“Pacific Star”), an entity controlled by Kai-Shing Tao, the Company’s Chairman of the Board and Chief Executive Officer, as compensation for providing Mr. Tao’s services as the Company’s Chief Executive Officer from September 2012 to December 2013.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2014, the Board approved and adopted Amendment No. 1 to the Company’s Second Amended and Restated Bylaws (the “Bylaw Amendment”), which Bylaw Amendment became effective immediately upon its adoption by the Board.  The Bylaw Amendment removes the requirement that each standing committee of the Board consist of at least three members.

The foregoing description of the Bylaw Amendment is not complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No. 1 to the Second Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: February 21, 2014	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to the Second Amended and Restated Bylaws.